                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             PHOTRAN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              PHOTRAN CORPORATION

                                 APRIL 20, 1998

Dear Shareholder:

    You are invited to attend the Company's 1998 Annual Meeting of Shareholders.

    It will be held on Friday, May 22, 1998, at the Super 8 Motel, 20800 Kenrick Avenue, Lakeville, Minnesota. The meeting will begin at 3:30 p.m., local time.

    The matters that will be addressed at the Annual Meeting are described in the attached Notice of Annual Meeting of Shareholders and Proxy Statement. There will also be reports on the activities of the Company and an opportunity to submit questions or comments on matters of interest to shareholders generally.

    Whether or not you attend the Annual Meeting in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by completing a proxy card and returning it promptly. If you sign and return your proxy card without marking your choices, it will be understood that you want your shares voted in accordance with the recommendations of the Board of Directors.

                                          Very truly yours,

                                                         [SIG]

                                          Paul T. Fink, CHIEF EXECUTIVE OFFICER

                              PHOTRAN CORPORATION
                              21875 GRENADA AVENUE
                           LAKEVILLE, MINNESOTA 55044

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 22, 1998

                             ---------------------

    The Annual Meeting of shareholders of Photran Corporation (the "Company") will be held at the Super 8 Motel, 20800 Kenrick Avenue, Lakeville, Minnesota, on Friday, May 22, 1998 at 3:30 p.m., local time, for the following purposes:

    1.  To elect two directors for terms expiring in 2001; and

    2. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    So far as management is aware, no business will properly come before the Annual Meeting other than the matters listed above.

    Accompanying the Notice of Annual Meeting is a Proxy Statement, Form of Proxy and the Company's 1997 Annual Report.

    The Board of Directors has fixed the close of business on April 14, 1998 as the record date for determining the shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. The Company's transfer books will not be closed.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                        [SIG]

                                          Judith E. Tucker, SECRETARY

Dated: April 20, 1998.

IMPORTANT: TO ASSURE THE NECESSARY REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU SO DESIRE.

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                              -------------------

                              PHOTRAN CORPORATION
                              21875 GRENADA AVENUE
                           LAKEVILLE, MINNESOTA 55044

                              -------------------

                                 APRIL 20, 1998

                             ---------------------

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Photran Corporation (the "Company") to be voted at the Annual Meeting of shareholders of the Company to be held on Friday, May 22, 1998, or at any adjournment or adjournments of such meeting. Distribution of this proxy statement and proxy to the shareholders began on or about April 20, 1998.

                                  SOLICITATION

    The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and this statement, will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or telegraph by regular employees of the Company. Furthermore, arrangements may be made with brokers, banks and similar organizations to send proxies and proxy materials to beneficial owners for voting instructions. The Company will reimburse such organizations for their expenses.

                         REVOCATION AND VOTING OF PROXY

    Any shareholder giving a proxy may revoke it prior to its use at the meeting by (1) delivering a written notice expressly revoking the proxy to the Secretary at the Company's offices, (2) signing and forwarding to the Company at its offices a later dated proxy, or (3) attending the Annual Meeting and casting his or her votes personally.

    Proxies will be voted in accordance with the choices specified by the shareholders by means of the ballot provided on the proxy. In the absence of such specification, the proxies will be voted "For" the nominees for director.

    A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Pursuant to Minnesota law, abstentions are counted in determining the total number of votes cast on proposals presented to shareholders, but will not be treated as votes in favor of the proposals. Broker non-votes are not counted for purposes of determining the total number of votes cast on proposals presented to shareholders.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The record date for determining the shareholders entitled to vote at the Annual Meeting is April 14, 1998. At the close of business on that date, there were outstanding 5,356,247 shares of common stock, no par value, which is the only outstanding class of stock of the Company. Holders of common shares are entitled to one vote for each share held on the record date with respect to all matters that may be brought before the meeting. There is no cumulative voting for directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of securities of the Company with the Securities and Exchange Commission (SEC). Executive officers, directors and persons who beneficially own more than ten percent of the common stock of the Company are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and written representations from the Company's executive officers and directors, all Section 16(a) filing requirements applicable to the Company's executive officers and directors have been satisfied.

                              INDEPENDENT AUDITORS

    As recommended by the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche LLP as independent auditors for the current fiscal year. Deloitte & Touche LLP have been the auditors of the Company since 1992. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

           SECURITY OWNERSHIP OF MANAGEMENT AND BENEFICIAL OWNERSHIP

    The following table contains information as of April 1, 1998 concerning the beneficial ownership of the Company's common shares by all directors and nominees, by all current directors and officers as a group, and by persons known to the Company to beneficially own more than 5% of its common shares. As of April 1, 1998, there were 5,356,247 shares of common stock outstanding; the common shares are the only voting securities of the Company.

                                                                          SHARES
                                                                        BENEFICIALLY  PERCENTAGE
NAME AND ADDRESS                                                         OWNED(1)      OWNERSHIP
----------------------------------------------------------------------  -----------  -------------
DIRECTORS AND OFFICERS(2):

Paul T. Fink(3).......................................................      13,750         *   %

Judith E. Tucker......................................................           0         *

Robert S. Clarke(4)...................................................      35,000         *

Steven King(5)........................................................     402,569       7.15

Frank L. Brantman(6)..................................................      21,000         *

All executive officers and directors
 as a group (5 persons)(7)............................................     472,319       8.28

------------------------
 *  Less than 1%.

(1) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of the effective date of this filing, or within 60 days of such date, are treated as outstanding when determining the percent of the class owned by such individual and when determining the percent owned by the group. Unless otherwise indicated, each person named or included in the group has sole voting and investment power with respect to the shares of common stock set forth opposite the shareholder's name.

(2) The address of each director and officer of the Company is 21875 Grenada Avenue, Lakeville, MN 55044.

(3) Represents 13,750 shares of common stock issuable pursuant to currently exercisable options.

(4) Represents 35,000 shares of common stock issuable pursuant to currently exercisable options.

(5) Includes (i) 35,000 shares of common stock issuable pursuant to currently exercisable options, (ii) 95,000 shares of common stock issuable pursuant to currently exercisable warrants, and (iii) 146,250 shares issuable upon conversion of outstanding promissory notes.

(6) Includes 20,000 shares of common stock issuable pursuant to currently exercisable options.

(7) Includes 345,000 shares issuable pursuant to currently exercisable options and warrants, and upon conversion of outstanding promissory notes.

                PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING
                           1.  ELECTION OF DIRECTORS

    At the forthcoming Annual Meeting, two individuals are to be elected to the Company's Board of Directors, to hold office until the annual meeting of shareholders in 2001 or until their successors are duly elected and qualified. The Company's By-Laws provide for a Board of Directors of not fewer than two directors. The Board is divided into three classes with directors serving three-year terms but with the beginning date for each term staggered so that the term of only one class expires in any particular year. The Company's By-Laws provide that the nominees must be elected by the affirmative vote of the holders of a majority of the voting power of the shares represented at the meeting (whether in person or by proxy). Proxies will be voted for the election of all nominees unless you direct otherwise. Should any nominee decline or be unable to accept such nomination or to serve as a director (an event which management does not now expect to occur), proxies will be voted for a substitute nominee or nominees in accordance with the best judgment of the person or persons acting under them.

    At the forthcoming Annual Meeting, two individuals who are currently directors of the Company are nominated to be elected to the Company's Board of Directors. The incumbent directors, Steven King and Robert S. Clarke, have been nominated for three-year terms, expiring at the 2001 Annual Meeting. Two other directors have terms of office that do not expire at this time, and each will continue to serve his full term.

    Information concerning the individuals nominated for election as a director, as well as those continuing in office, is set forth below.

NAME                         AGE                                 POSITION
-----------------------      ---      --------------------------------------------------------------
Paul T. Fink(2)(3)               42   President, Chief Executive Officer, Director
Robert S. Clarke(1)              54   Director
Steven King(2)(3)                52   Director
Frank Brantman(1)                53   Director

------------------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Governance Committee.

    Robert S. Clarke and Steven King serve in a class with a term expiring in 1998; Paul T. Fink serves in a class with a term expiring in 1999. Frank Brantman serves in a class with a term expiring in 2000. Officers serve at the discretion of the Board. There is no family relationship between any officers or directors of the Company.

    PAUL T. FINK has been employed by the Company since January 1995. Mr. Fink joined the Company as Controller, was named Chief Financial Officer in February 1996, was elected as a Director in March 1996 and was named President and Chief Executive Officer in August 1997. Prior to joining the Company, Mr. Fink was employed as the Chief Financial Officer of Vomela Specialty Company, St. Paul, Minnesota, from 1989 to 1994 and Com-Tal Machine and Engineering, Vadnais Heights, Minnesota, from 1984 to 1989. Mr. Fink was employed by McGladrey & Pullen, Certified Public Accountants, as an auditor from 1980 to 1984. Mr. Fink holds a Bachelor of Science degree in Accounting from the University of

Minnesota, a Masters of Business Administration degree in Financial Management from the University of St. Thomas, and is also a Certified Public Accountant.

    ROBERT S. CLARKE has been a director of the Company since March 1993. Since 1981 Mr. Clarke has been the President of Alpen, Inc., Boulder, Colorado, a leading manufacturer of architectural insulating glass. Since 1991 Mr. Clarke has also been President, Chairman and a director of Vac-Tec Systems, Inc., a public company involved in the manufacture of high performance windows utilizing suspended vacuum-coated films.

    STEVEN KING has been a director of the Company since May 1993. Since 1986 Mr. King has been Chairman and CEO of Landscape Structures, Inc., of Delano, Minnesota, a company that creates and manufactures innovative play structures promoting early childhood development.

    FRANK BRANTMAN has been a director of the Company since October of 1996. Since 1988 he has been president of Leaf Industries, Inc., Minneapolis, Minnesota, a contract manufacturer. Mr. Brantman is also executive vice president and director of BMB, Inc., a Lake Forest, Illinois, medical products company. Mr. Brantman has significant private and public board experience.

    The Board of Directors held eleven (11) meetings in fiscal 1997. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served.

    The Board of Directors presently has three committees:

    The Audit Committee, which presently consists of Frank Brantman (Chair) and Robert S. Clarke, is responsible for selecting auditors, ensuring the fiscal integrity of the Company, and establishing and reviewing internal controls. The Audit Committee held three (3) meetings during 1997.

    The Compensation Committee, which presently consists of Steven King and Paul
T. Fink, is responsible for developing a plan of compensation for the Company that is competitive and rewarding to the degree that it will attract, retain and inspire the performance of executive, managerial and other key personnel. The Compensation Committee held one (1) meeting during 1997.

    The Governance Committee, which presently consists of Steven King and Paul
T. Fink, is responsible for nominating candidates for vacancies on the Board. The Governance Committee will consider nominees recommended by shareholders under procedures set forth in the Company's By-Laws. Section 3.17 of Article III of the By-Laws provides that a candidate may not be nominated for election as a director at the annual meeting of shareholders unless the nomination was previously submitted to the Board or its Governance Committee. A shareholder wishing to nominate a candidate for director at an annual meeting of shareholders must do so no later than sixty (60) days prior to the end of the Company's fiscal year preceding the year in which such annual meeting will be held. Nominations are deemed made when the Secretary of the Company receives all of the following: (a) all information about the nominee which may be required to be provided with any proxy or information statement pursuant to the Securities Exchange Act of 1934, as amended, and rules promulgated thereunder; (b) a completed copy of the questionnaire required by the Corporation for all director nominees, executed by the nominee; (c) a statement signed by the nominee consenting to his nomination and agreeing, if elected, to serve as a director of the Corporation; and (d) if submitted by a shareholder, appropriate evidence that the person submitting the nomination is a shareholder of the Corporation. The Governance Committee held one (1) meeting in 1997.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's current and former Chief Executive Officers. No other employee of the Company received salary and bonus in excess of $100,000 for the covered periods:

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                                                 COMPENSATION
                                                                    AWARDS
                                                     ANNUAL      -------------
                                                  COMPENSATION    SECURITIES
                                                  -------------   UNDERLYING
NAME AND PRINCIPAL POSITION         FISCAL YEAR      SALARY       OPTIONS(2)
---------------------------------  -------------  -------------  -------------
Paul T. Fink                           1977        $   112,215        125,000
  Chief Executive Officer
  and Director
David E. Stevenson                     1997             22,375        --
  Former Chief Executive               1996             81,719        --
  Officer and Chairman(1)              1995             81,560         25,000(3)

------------------------
(1) Resigned in March 1997.

(2) Number of shares of Common Stock subject to options granted during the year indicated.

(3) Options to purchase 25,000 shares were granted to Mr. Stevenson as part of his 1995 compensation as an officer and employee of the Company. These options expired unexercised in 1997.

EMPLOYMENT AGREEMENT

    The Company has executed an employment agreement with Paul T. Fink, its President and Chief Executive Officer. The agreement has an initial term through December 31,1999, and automatically renews for successive one-year terms unless either party gives sixty (60) days written notice of non-renewal. The agreement also provided for the issuance of options for the purchase of 100,000 shares of the Company's common stock to Mr. Fink upon execution of the agreement.

STOCK OPTIONS

    On December 15, 1992, the Board of Directors and shareholders of the Company adopted the 1992 Stock Option Plan (the "Plan") in order to provide for the granting of stock purchase options to employees and officers of the Company. The Plan permits the granting of incentive stock options meeting the requirements of
Section 422A of the Internal Revenue Code of 1986, as amended, and also non-qualified stock options which do not meet the requirements of such section. As amended by the Board of Directors and approved by the shareholders in February of 1996, the Company has reserved 625,000 shares of its common stock for issuance upon the exercise of options granted under the Plan. As of the date of this report, the Company has outstanding options to purchase an aggregate of 277,125 shares under the Plan.

OPTIONS GRANTED FOR THE YEAR ENDED DECEMBER 31, 1997

    The following table summarizes the options granted to named executive officers during the latest fiscal year:

                       OPTION GRANTS IN LAST FISCAL YEAR

                      NUMBER OF          % OF TOTAL
                     SECURITIES        OPTIONS GRANTED
                 UNDERLYING OPTIONS    TO EMPLOYEES IN    EXERCISE      EXPIRATION
NAME                   GRANTED           FISCAL YEAR        PRICE          DATE
---------------  -------------------  -----------------  -----------  --------------
Paul T. Fink             25,000                  12%      $    1.88     April 2007
                        100,000                  48%           4.50    August 2007

AGGREGATE OPTION VALUES AT DECEMBER 31, 1997

    The following table sets forth certain information at December 31, 1997, as to options held by the Company's Chief Executive Officer:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                   NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                         OPTIONS AT                 IN-THE-MONEY
                          12/31/97             OPTIONS AT 12/31/97(1)
                 --------------------------  --------------------------
NAME             EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------  -----------  -------------  -----------  -------------
Paul T. Fink        130,000         5,000     $  64,375     $   1,875

------------------------

(1) The value of exercisable options is equal to the difference between the December 31, 1997 market price per share and the option exercise price per share multiplied by the number of shares subject to options.

COMPENSATION OF DIRECTORS

    Directors were paid $500 per meeting for attending meetings in 1997. All directors are reimbursed for their travel expenses incurred in attending Board meetings.

    During 1995, the Board of Directors granted currently exercisable options to purchase 5,000 shares of common stock at $4.00 per share to each outside member of the Board of Directors (for options to purchase an aggregate of 15,000 shares of common stock). In addition, the Board of Directors granted options to purchase 15,000 shares of common stock at $4.00 per share to each outside member of the Board of Directors (for options to purchase an aggregate of 45,000 shares of common stock), which vest over a three-year period commencing March 15, 1996. In 1997, the Board of Directors granted currently exercisable options to purchase 5,000 shares of common stock at $1.875 per share to one outside board member. In addition, the Board of Directors granted options to purchase 15,000 shares of common stock at $1.875 per share to each outside member of the Board of Directors (for options to purchase an aggregate of 45,000 shares of common stock). All options granted to members of the Board of Directors expire ten years after the date of grant.

                              CERTAIN TRANSACTIONS

    In September 1997, Steven King made a loan to the Company in the amount of $1,000,000. The loan bears interest at 3.5 percent over the reference rate, as defined in the loan agreement, and is payable in monthly installments through February 2002. In connection with the loan, the Company issued to Mr. King warrants for the purchase of 100,000 shares of the Company's common stock at a price of $5.00 per share. The warrants are exercisable between September 1998 and September 2007. In November 1997, Mr. King increased the loan by $100,000, and warrants to purchase an additional 10,000 shares of common stock at $4.00 per share were issued to him by the Company.

    In February 1998, as consideration for extension of the loan and modification of the security agreement collateralizing the loan, the Company issued warrants to purchase an additional 100,000 shares of common stock to Mr. King. These warrants are exercisable between February 1999 and September 2007 at a price of $4.25 per share.

    All of the above warrants provide for the automatic adjustment of the number of shares issuable upon exercise of the warrants, and of the exercise price, in certain events, including stock dividends, stock splits, reorganizations, reclassifications and the merger, consolidation or sale of all or substantially all of the assets of the Company. The warrants grant certain registration rights with respect to the stock issuable upon exercise of the warrants in the event the Company proposes to register any shares of its common stock under the Securities Act of 1933. These registration rights are not applicable under certain circumstances.

                               2.  OTHER MATTERS

    Management does not know of any other business which will be presented for consideration at the Annual Meeting; however, if any other business does properly come before the meeting, proxies will be voted in accordance with the best judgment of the person or persons acting under them.

                           PROPOSALS BY SHAREHOLDERS

    Any proposal that a shareholder intends to present at the 1999 Annual Meeting must be received by the Company no later than December 16, 1998 for inclusion in the 1998 Notice of Annual Meeting, Proxy Statement, and form of proxy.

                                  FORM 10-KSB

    The Company will provide each person whose proxy is solicited, upon the written request of any such person, a copy of its annual report on Form 10-KSB as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules required to be filed with the Commission. Such written request should be directed to Judith E. Tucker, Corporate Secretary, Photran Corporation, 21875 Grenada Avenue, Lakeville, Minnesota 55044.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                    [SIGNATURE]

                                          Judith E. Tucker, SECRETARY

Dated: April 20, 1998.

                             PHOTRAN CORPORATION
                  Proxy for Annual Meeting of Shareholders
                                 May 22, 1997

                  THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF PHOTRAN CORPORATION


     The undersigned hereby appoints Paul T. Fink and Steven King, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Photran Corporation held of record by the undersigned on April 14, 1998 at the Annual Meeting of Shareholders of Photran Corporation to be held at 3:30 p.m. on Friday, May 22, 1998, at the Super 8 Motel, 20800 Kenrick Avenue, Lakeville, Minnesota, and any adjournment thereof.

1.   ELECTION OF DIRECTORS:

     ____ VOTE FOR the nominees listed below UNLESS I have struck a nominee by a line through his name.

          STEVEN KING                            ROBERT S. CLARKE

     ____ WITHHOLD AUTHORITY to vote for ALL nominees listed above.

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting. Management is not presently aware of any such matters to be presented for action.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS DIRECTED BY THIS PROXY, BUT IF THIS PROXY IS RETURNED WITH NO DIRECTION MADE, THEY WILL BE VOTED "FOR" ALL DIRECTORS NAMED IN ITEM 1.

     The undersigned hereby ratifies and confirms all that the Proxies shall lawfully do or cause to be done by virtue hereof and hereby revokes all proxies heretofore given to vote such shares.

                                ___________________________________
                                Signature


                                ___________________________________
                                Signature if held jointly

                                Dated: ______________________, 1998
                                (Please date this Proxy)

                                (Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.
                                If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.)







                    PLEASE SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE